Exhibit 99.3

STOCK ORDER FORM

Fox Chase Bancorp Inc.

Stock Information Center
C/O Stifel Nicolaus
18 Columbia Turnpike
Florham Park, NJ 07932
Call us toll-free
at 1-(877) ___-____

For Internal Use Only

BATCH #________ ORDER #________ CATEGORY #________

REC'D________________ O________ C________

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 2:00 p.m. Eastern time, on ________. Subscription rights will become void after this time. Stock order forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to the Fox Chase Bank's main office, which is located at 4390 Davisville Road, Hatboro, PA or our English Creek office, located at 6059 Black Horse Pike, Egg Harbor Township, NJ. Hand-delivered Stock Order Forms will only be accepted at these locations. You may NOT deliver this form to other Fox Chase Bank branch offices. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 50,000 ($500,000).
See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to: **Fox Chase Bancorp, Inc.** in the amount of: $ .00

Cash, wire transfers, and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Fox Chase Bank line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Fox Chase Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **IRA and other retirement accounts held at Fox Chase Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	Fox Chase Bank Deposit Account Number	Withdrawal Amount
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, **as of the earliest date,** to the purchaser(s) listed in Section 9:

- a. ☐ Depositors with accounts at Fox Chase Bank with aggregate balances of at least $50 as of the close of business on December 31, 2008.
- b. ☐ Depositors with accounts at Fox Chase Bank with aggregate balances of at least $50 as of the close of business on March 31, 2010.
- c. ☐ Depositors of Fox Chase Bank as of the close of business on _______ __, 2010 and borrowers of Fox Chase Bank as of November 12, 1997 whose borrowings remained outstanding as of _______ __, 2010.

Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

- d. ☐ You are a resident of one of the Pennsylvania or New Jersey counties listed in the Prospectus, page __________. (Please write your county of residence in section 9.)
- e. ☐ You were a Fox Chase Bancorp, Inc. stockholder as of _______ __, 2010.
- f. ☐ You are placing an order in the Community Offering, but (d) and (e) above do not apply.

ACCOUNT INFORMATION - SUBSCRIPTION OFFERING

If you checked box (a), (b) or (c) under "Subscription Offering," please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

Deposit or Loan Account Title (Name(s) on Account)	Fox Chase Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT AND EMPLOYEES

Check if you are a Fox Chase MHC, Fox Chase Bancorp, Inc. or Fox Chase Bank:

☐ Director ☐ Officer ☐ Employee ☐ Immediate Family Member, as defined on the Stock Order Form Instructions.

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing in the **Subscription Offering** for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitations are increased. See Stock Order Form Instructions for further guidance. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares in the **Subscription Offering**. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION

The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of others for joint stock registration who do not have subscription rights or who qualify in a lower subscription priority category. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number (Important)
City (Important)	State	Zip	County (Important)	Evening Phone Number (Important)

(10) FORM OF STOCK OWNERSHIP

Check the applicable box. See Stock Order Form Instructions for ownership definitions.

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act
☐ Corporation/Partnership ☐ Other __________ *(for reporting SSN, use minor's)*

FOR TRUSTEE/BROKER USE ONLY:

☐ IRA
SSN of Beneficial Owner: ___-__-____

(11) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m, Eastern Time, on ________ __, 2010, otherwise this form and all subscription rights will be void. **(continued on reverse side of this form)**

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable) Date

Signature (title, if applicable) Date

(over)

STOCK ORDER FORM - SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1) a corporation or organization, other than Fox Chase MHC, Fox Chase Bancorp, Inc., Fox Chase Bank or a majority-owned subsidiary of Fox Chase MHC, Fox Chase Bancorp or Fox Chase Bank, of which a person is a senior officer or partner or directly or indirectly, beneficially owns 10% or more of any class of equity securities of such corporation or organization;

(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Fox Chase MHC, Fox Chase Bancorp, Inc. or Fox Chase Bank or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person who acts in concert with another person will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and that persons reside at the same address or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their board membership.

We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Purchases of Shares” for more information on purchase limitations.

(11) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Fox Chase Bancorp, Inc., this Stock Order Form may not be modified or canceled without Fox Chase Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $1,000,000 in all categories of the offering combined, for any person or entity, together with associates of, or persons acting in concert with, such person or entity, as set forth in the Plan of Conversion and Reorganization and the Prospectus.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY FOX CHASE BANCORP, INC., FOX CHASE BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as sale as an insured deposit, I should call the Office of Thrift Supervision Consumer Inquiries, toll-free, at (800) 842-6929.

I further certify that, before purchasing the common stock of Fox Chase Bancorp, Inc., I received the Prospectus dated , 2010, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Fox Chase Bancorp, Inc. in the “Risk Factors” section, beginning on page . Risks include, but are not limited to the following:

1. Our provision for loan losses increased substantially during the past fiscal year and we may be required to make further increases in our provision for loan losses and to charge-off additional loans in the future, especially due to our level of non-performing assets. Further, our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.

2. The economic recession could result in increases in our level of nonperforming loans and/or reduce demand for our products and services, which would lead to lower revenue, higher loan losses and lower earnings.

3. Our emphasis on commercial lending may expose us to increased lending risks.

4. The unseasoned nature of our commercial loan portfolio may result in changes in estimating collectibility, which may lead to additional provisions or charge-offs, which could hurt our profits.

5. Our emphasis on residential mortgage loans and home equity loans exposes us to a risk of loss.

6. Our construction loan portfolio may expose us to increased credit risk.

7. Turmoil in the financial markets could have an adverse effect on our financial position or results of operations.

8. Changes in interest rates could have a material adverse effect on our earnings.

9. Our inability to retain deposits as they become due or to generate core deposits may cause us to rely more heavily on wholesale funding strategies, which could increase our expenses and adversely affect our operating margins and profitability.

10. Our business strategy includes the continuation of moderate growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

11. If we conclude that the decline in value of any of our investment securities is other than temporary, we are required to write down the value of the security.

12. Proposed regulatory reform may have a material impact on our operations.

13. We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

14. As a member bank, we own stock in the Federal Home Loan Bank of Pittsburgh, which is experiencing financial difficulties.

15. Increased and/or special FDIC assessments will hurt our earnings.

16. Strong competition within our market areas could reduce our profits.

17. Our share price will fluctuate.

18. Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

19. Our stock price may decline when trading commences.

20. Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

21. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability .

22. Issuance of shares for benefit programs may dilute you ownership interest.

23. The articles of incorporation and bylaws of Fox Chase Bancorp and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of Fox Chase Bancorp.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

Fox Chase Bancorp, Inc.

STOCK ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying account held jointly, is 50,000 shares ($500,000). Further, no person or entity, together with associates and no persons acting in concert, may purchase more than 100,000 shares ($1,000,000) of common stock, in all categories of the offering combined. Current Fox Chase Bancorp, Inc. stockholders are subject to these purchase limitations and an overall ownership limitation. Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Purchases of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Fox Chase Bancorp, Inc. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at Fox Chase Bank’s passbook savings rate from the date funds are received until the offering is completed, at which time, a subscriber will be issued a check for interest earned. Please do not remit cash, a Fox Chase Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Fox Chase Bank account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Fox Chase Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. You must submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate for direct withdrawal from a Fox Chase Bank IRA or other retirement account. For guidance on using retirement funds, whether held at Fox Chase Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the , 2010 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Using Retirement Account Funds to Purchase Shares.” Your ability to use retirement accounts to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section 5 – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked one of these boxes, list all Fox Chase Bank account numbers (deposit or loan, as applicable) that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to a Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See the Prospectus section entitled “The Conversion and Offering,” for further details about the Subscription and Community Offerings.

Section (6) – Management and Employees. Check the box if you are a Fox Chase Bank, Fox Chase Bancorp, Inc. or Fox Chase MHC director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Your failure to check the box will result in you not receiving notification if the maximum purchase limit(s) is/are increased. If you check the box but have not subscribed for the maximum amount in the Subscription Offering and did not complete item 8, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of a Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.

FOX CHASE BANCORP, INC.

STOCK ORDER FORM INSTRUCTIONS – SIDE 2

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first names, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible deposit account at Fox Chase Bank on December 31, 2008, March 31, 2010 or , 2010 or a loan on November 12, 1997 that remained outstanding as of , 2010.

Buying Stock Jointly - To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Fox Chase Bank on December 31, 2008, March 31, 2010 or , 2010 or a loan on November 12, 1997 that remained outstanding as of , 2010.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Fox Chase Bank on December 31, 2008 or March 31, 2010. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Fox Chase Bank on December 31, 2008, March 31, 2010 or , 2010 or a loan on November 12, 1997 that remained outstanding as of , 2010.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Fox Chase on December 31, 2008, March 31, 2010 or , 2010 or a loan on November 12, 1997 that remained outstanding as of , 2010.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form mush have had an eligible deposit account at Fox Chase Bank on December 31, 2008, March 31, 2010 or , 2010 or a loan on November 12, 1997 that remained outstanding as of , 2010.

Section (11) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on , 2010. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight courier to the Stock Information Center address indicated on the front of the Stock Order Form, or by hand-delivery to Fox Chase Bank’s main office, located at 4390 Davisville Road, Hatboro, Pennsylvania or our English Creek office, located at 6059 Black Horse Pike, Egg Harbor Township, New Jersey. Hand-delivered Stock Order Forms will only be accepted at these locations. Please do not mail Stock Order Forms to Fox Chase Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free at 1-(877) Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is not open on weekends or bank holidays.